Exhibit  10.2             Agreement  with  Hamilton,  Lehrer  &  Dargan,  P.A.


                             ATTORNEY FEE AGREEMENT
                             ----------------------

THIS AGREEMENT made this 13th day of August 2001, by and between National Beauty Corp. (hereinafter "CLIENT"), and Hamilton, Lehrer & Dargan, P.A., (hereinafter ATTORNEY).

1. CLIENT retains ATTORNEY to represent CLIENT as Attorney at Law regarding Corporate/Securities related matters and authorizes and empowers ATTORNEY to do all things reasonably necessary to complete corporate and securities transactions with CLIENT'S consent (other than in connection with capital raising transactions) until October 31, 2001 including specifically:

i)     review  of  corporate  documents;
ii)    preparation  of  8-K;  and
iii) review and assistance in the preparation of 10Q for the period ended June 30, 2001.

2. On the basis of the time expended by ATTORNEY, ATTORNEY's fee shall be 10,000 shares of common stock of National Beauty Corp All referenced shares shall be registered pursuant to a Registration Statement on Form S-8. CLIENT shall also be responsible for costs incurred including, but not limited to, long distance phone calls, transcripts, photocopies, postage, filing fees, and costs of newspaper publications. Advanced costs that are not expended during the course of the representation are to be returned to the client at the conclusion of the representation, unless ATTORNEY and CLIENT agree otherwise in writing.

3. All legal services will be performed by the ATTORNEY after consultation and authorization from the CLIENT.

4. BY EXECUTING THIS AGREEMENT, COMPANY ACKNOWLEDGES THAT THE SERVICES TO BE RENDERED HEREBY ARE NOT IN CONNECTION WITH THE OFFER OR SALE OF SECURITIES IN A CAPITAL RAISING TRANSACTION AND DO NOT DIRECTLY OR INDIRECTLY PROMOTE OR MAINTAIN A MARKET FOR THE SECURITIES OF THE COMPANY.

5.     All payments for fees and expenses are due upon presentation of invoices.

6. The ATTORNEY is authorized to take all actions, which the ATTORNEY deems advisable on behalf of the CLIENT. The ATTORNEY agrees to notify the Company promptly of all significant developments in regard to representation of the CLIENT.

7.     CLIENT   will  fully  cooperate  with  the  ATTORNEY  and  provide  all information known to the CLIENT or available to the Company, which, in the opinion of the ATTORNEY, would aid the ATTORNEY in representing the CLIENT.

8.     The  ATTORNEY agrees to use its best efforts in representing the Company.

9. This writing with exhibits includes the entire agreement between the CLIENT and the ATTORNEY regarding this matter. This Plan can only be modified with another written agreement signed by the CLIENT and the ATTORNEY. This Plan shall be binding upon the CLIENT and the ATTORNEY and their respective heirs, legal representatives and successors in interest.

10. CLIENT understands and agrees that ATTORNEY has made no guarantee regarding the successful outcome or termination of the engagement and all expressions pertaining thereto are matters of opinion. Should it be necessary to institute legal proceedings for the collection of any part of the ATTORNEY'S compensation or costs as set forth above, then CLIENT agrees to pay all court costs and reasonable attorneys fees with regard to the collection of same.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:
Hamilton,  Lehrer  &  Dargan,  P.A.               National  Beauty  Corp.
By:  /s/  Brenda  Hamilton                     By:      /s/Ed  Roth  President
       -------------------                             -----------------------
          Brenda  Hamilton  Atty.                           Ed  Roth-President